Filed pursuant to Rule 424(b)(5)
Registration No. 333-155794

CALCULATION OF REGISTRATION FEE

	Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities Offered	Issue Price	Fee (1)
Convertible Senior Notes	$345,000,000	19,251

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 1, 2008)

$300,000,000
UAL Corporation
6.0% Convertible Senior Notes due 2029

This is an offering by UAL Corporation (“UAL”) of $300,000,000 aggregate principal amount of 6.0% Convertible Senior Notes due 2029 (the “Notes”). The Notes will bear interest at the rate of 6.0% per year. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2010. The Notes will mature on October 15, 2029.

The Notes are convertible by holders into shares of UAL’s common stock, par value $0.01 per share (the “Common Stock”) at an initial conversion rate of 115.1013 shares per $1,000 principal amount of the Notes, equivalent to an initial conversion price of approximately $8.69 per share of Common Stock, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the Notes.

Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest.

Following certain corporate transactions that occur on or prior to October 15, 2014, we will increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such corporate transactions by a number of additional shares of Common Stock as described in this prospectus supplement.

We may not redeem the Notes prior to October 15, 2014. On or after October 15, 2014, we may redeem for cash all or part of the Notes at 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest, including any additional interest, to but excluding, the redemption date.

Holders have the right to require us to purchase all or a portion of their Notes on each of October 15, 2014, October 15, 2019 and October 15, 2024 at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, such purchase date. In addition, if we undergo a fundamental change, as defined herein, holders may require us to purchase all or a portion of their Notes at a fundamental change purchase price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. We will pay the purchase price or fundamental change purchase price, as the case may be, in cash, shares of our Common Stock or a combination thereof, at our election, as described in this prospectus supplement.

We have granted the underwriters the option to purchase, exercisable for a period of 30 days from the date of this prospectus supplement, up to an additional $45,000,000 aggregate principal amount of Notes, solely to cover over-allotments, if any.

The Notes will be our senior unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness incurred by our subsidiaries.

The Notes will not be listed on any securities exchange. Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “UAUA.” The last reported sale price of our Common Stock on October 1, 2009, was $7.24 per share. Prior to this offering, there has been no public market for the Notes. In addition to the issuance of the Notes, we plan to issue shares of our Common Stock by a separate prospectus supplement. The issuance of the Notes offered hereby is not conditional on the issuance of such Common Stock.

Investing in the Notes involves risks. See “Risk factors” beginning on page S-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price(1)	100%	$300,000,000
Underwriting discounts and commissions	2.5%	$7,500,000
Proceeds, before expenses, to UAL	97.5%	$292,500,000

(1)	Plus accrued interest from October 7, 2009, if settlement occurs after that date.

The underwriters expect to deliver the Notes to purchasers on or about October 7, 2009 only in book entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	Goldman, Sachs & Co.

Co-Managers

Citi	Credit Suisse	UBS Investment Bank

October 1, 2009

Prospectus supplement

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “Company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may be used only where it is legal to sell the Common Stock offered hereby. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any related Company free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of UAL since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

Presentation of information

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of this offering of the Notes and the Common Stock issuable upon conversion of the Notes and (2) the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to the Notes that we are currently offering and to the Common Stock issuable upon conversion of the Notes. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents on the preceding page. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking and thus reflect our and United Air Lines, Inc.’s (together with its consolidated subsidiaries, “United”) current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

UAL’s and United’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by our respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth in the SEC reports incorporated by reference in the accompanying prospectus or as stated or incorporated by reference in this prospectus supplement under the caption “Risk factors.” Consequently, forward-looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.

S-ii

Summary

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as the materials filed with the SEC, that are considered to be part of this prospectus supplement and the accompanying prospectus.

UAL Corporation

UAL is a holding company and its principal, wholly-owned subsidiary is United. We sometimes use the words “we,” “our,” “the Company” and “us” in this prospectus supplement for disclosures that relate to UAL, together with its consolidated subsidiaries. United’s operations consist primarily of the transportation of persons, property, and mail throughout the United States and abroad. United provides these services through full-sized jet aircraft (which we refer to as its “Mainline” operations), as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world. United offers nearly 3,300 flights a day to more than 200 destinations through its Mainline and United Express® services, based on its flight schedule from July 2009 to July 2010. United offers nearly 1,200 average daily Mainline departures to more than 120 destinations in 27 countries and two U.S. territories. United provides regional service, connecting primarily via United’s domestic hubs, through marketing relationships with United Express® carriers, which provide more than 2,000 average daily departures to approximately 175 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

UAL was incorporated under the laws of the State of Delaware on December 30, 1968. UAL’s corporate headquarters is located at 77 West Wacker Drive, Chicago, Illinois 60601. The mailing address is P.O. Box 66919, Chicago, Illinois 60666 (telephone number (312) 997-8000).

Equity Offering

Concurrently with this offering, we are offering 19,000,000 shares of Common Stock in an underwritten public offering (the “Equity Offering”). The consummation of this offering is not conditional upon the consummation of the Equity Offering.

The offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” contains a more detailed description of the terms and conditions of the Notes. In this “The offering” section, references to “we,” “our,” the “Company” and “us” refer only to UAL, and not to its subsidiaries.

Issuer	UAL Corporation.

Notes offered	$300,000,000 aggregate principal amount of 6.0% Convertible Senior Notes due 2029. We have granted the underwriters the option to purchase, exercisable for a period of 30 days from the date of this prospectus supplement, up to an additional $45,000,000 aggregate principal amount of Notes, solely to cover over-allotments.

Maturity date	October 15, 2029, subject to earlier repurchase, redemption or conversion.

Issue price	100% plus accrued and unpaid interest, if any from October 7, 2009.

Ranking	The Notes will be our senior unsecured obligations and will rank:

• senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;

• equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

• structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

As of June 30, 2009, our total consolidated indebtedness was $6.45 billion. After giving effect to the issuance of the Notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $6.75 billion.

Interest and payment dates	Interest on the Notes will accrue at a rate of 6.0% per annum on the principal amount from October 7, 2009, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2010.

Conversion rights	Holders may convert their Notes at their option into shares of Common Stock at an initial conversion rate of 115.1013 shares per $1,000 principal amount of the Notes, equivalent to an initial conversion price of approximately $8.69 per share of Common Stock, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the Notes. The conversion rate will be subject to adjustment in certain events, but will not be adjusted for accrued interest, including any additional interest.

In addition, following certain corporate transactions that occur on or prior to October 15, 2014, we will increase the applicable conversion rate for a holder who elects to convert in connection with such corporate transaction by a number of additional shares of our Common Stock as described under “Description of the Notes — Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, including any additional interest, upon conversion of a Note except in circumstances described under “Description of the Notes — Conversion rights — General.” Instead, interest will be deemed paid by the shares of our Common Stock delivered to you upon conversion of a Note.

Redemption at our option	We may not redeem the Notes prior to October 15, 2014. On or after October 15, 2014, we may redeem for cash all or part of the Notes. The redemption price will equal 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest, including any additional interest, to but excluding, the redemption date.

We will give notice of redemption not less than 35 nor more than 60 calendar days before the redemption date to each holder of Notes.

Purchase of Notes by us at the option of the holder	Holders have the right, subject to certain conditions, to require us to purchase all or a portion of their Notes on each of October 15, 2014, October 15, 2019 and October 15, 2024 (each such date we refer to as a “purchase date”). The purchase price payable will be equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding, such purchase date. We will pay the purchase price for all Notes so purchased in cash, shares of our Common Stock or a combination thereof, at our election, using a price per share of our Common Stock equal to the average of the daily VWAP (as defined herein) of our Common Stock for the 20 consecutive trading days ending on the trading day prior to the purchase date.

Fundamental change	If we undergo a fundamental change (as defined under “Description of the Notes — Fundamental change permits holders to require us to purchase Notes”), subject to certain conditions, you will have the option to require us to purchase all or any portion of your Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding, the fundamental change purchase date. We will pay the fundamental change purchase price for all Notes so purchased in cash, shares of our Common Stock or a combination thereof, at our election, using a price per share of our Common Stock equal to the average of the daily VWAP (as defined herein) of our Common Stock for the 20 consecutive trading days ending on the trading day prior to the fundamental change purchase date.

Use of proceeds	The net proceeds from this offering will be approximately $292 million (or approximately $336 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses.

We intend to use the net proceeds from this offering, together with the net proceeds from our concurrent Equity Offering for general corporate purposes. See “Use of proceeds.”

Book-entry form	The Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described herein. See “Description of the Notes — Book-entry, settlement and clearance.”

Absence of a market for the Notes	The Notes will be new securities and there is currently no established market for the Notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes without notice. We do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.

Trading symbol for our Common Stock	Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “UAUA.”

U.S. federal income tax considerations	For a discussion of certain material U.S. federal income tax consideration relating to the purchase, ownership and disposition of the Notes and any Common Stock issuable upon conversion of the Notes, see “Certain U.S. federal income tax considerations.” Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the Notes and the Common Stock issuable upon conversion of the Notes.

Trustee	The trustee for the Notes is The Bank of New York Mellon Trust Company, N.A.

Governing law	The indenture and the Notes will be governed by the laws of the State of New York.

You should refer to the section entitled “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for an explanation of certain risks of investing in the Notes.

Risk factors

An investment in the Common Stock involves certain risks. You should carefully consider the risks described below and the risks described under “Risk factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the Common Stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risks related to the Common Stock

Certain provisions of UAL’s Governance Documents could discourage or delay changes of control or changes to the Board of Directors of UAL.

Certain provisions of the amended and restated certificate of incorporation and amended and restated bylaws of UAL (together, the “Governance Documents”) may make it difficult for stockholders to change the composition of UAL’s Board of Directors and may discourage takeover attempts that some of its stockholders may consider beneficial.

Certain provisions of the Governance Documents may have the effect of delaying or preventing changes in control if UAL’s Board of Directors determines that such changes in control are not in the best interests of UAL and its stockholders.

These provisions of the Governance Documents are not intended to prevent a takeover, but are intended to protect and maximize the value of UAL’s stockholders’ interests. While these provisions have the effect of encouraging persons seeking to acquire control of UAL to negotiate with the UAL Board of Directors, they could enable the Board of Directors to prevent a transaction that some, or a majority, of its stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.

UAL’s amended and restated certificate of incorporation limits certain transfers of the Common Stock and the Notes offered hereby.

To reduce the risk of a potential adverse effect on the Company’s ability to utilize its net operating loss carry forwards for federal income tax purposes, UAL’s amended and restated certificate of incorporation contains a 5% ownership limitation (the “5% Ownership Limitation”), applicable to all stockholders except the Pension Benefit Guaranty Corporation (“PBGC”). The 5% Ownership Limitation remains effective until February 1, 2011. The 5% Ownership Limitation prohibits (i) the acquisition by a single stockholder of shares representing 5% or more of the Common Stock of UAL and (ii) any acquisition or disposition of Common Stock by a stockholder that already owns 5% or more of UAL’s Common Stock, unless prior written approval is granted by the UAL Board of Directors. The percentage ownership of a single stockholder can be computed by dividing the number of shares of Common Stock held by the stockholder by the sum of the shares of Common Stock issued and outstanding plus the number of shares of Common Stock still held in reserve for payment to unsecured creditors under the Debtors’ Second Amended Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code. Trading in the Common Stock or convertible notes of UAL (including the Notes) by a shareholder who owns (or would own upon conversion of convertible notes, including the Notes) 5% or more of the Common Stock may be subject to restrictions on transfer. For additional information regarding the 5% Ownership Limitation, please refer to UAL’s amended and restated certificate of incorporation filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008.

Any transfers of Common Stock and the Notes that are made in violation of the restrictions set forth above will be void and, pursuant to UAL’s amended and restated certificate of incorporation, will be treated as if such transfer never occurred. This provision may prevent a sale of Common Stock or the Notes by a stockholder or adversely affect the price at which a stockholder can sell Common Stock or the Notes and consequently make it more difficult for a stockholder to sell shares of Common Stock or the Notes. In addition, this limitation may have the effect of delaying or preventing a change in control of UAL, creating a perception that a change in control cannot occur or otherwise discouraging takeover attempts that some stockholders may consider beneficial, which could also adversely affect the prevailing market price of the Common Stock or the Notes. UAL cannot predict the effect that this provision in the UAL amended and restated certificate of incorporation may have on the market price of the Common Stock or the Notes.

The issuance of UAL’s contingent senior unsecured notes could adversely impact results of operations, liquidity and financial position and could cause dilution to the interests of its existing stockholders.

In connection with the Company’s emergence from Chapter 11 bankruptcy protection, UAL is obligated under an indenture to issue to the PBGC 8% senior unsecured notes with an aggregate principal amount of up to $500 million in up to eight equal tranches of $62.5 million (with no more than one tranche issued as a result of each issuance trigger event) upon the occurrence of certain financial triggering events. An issuance trigger event occurs when the Company’s EBITDAR (as defined in the indenture) exceeds $3.5 billion over the prior twelve months ending June 30 or December 31 of any applicable fiscal year, beginning with the fiscal year ending December 31, 2009 and ending with the fiscal year ending December 31, 2017. However, if the issuance of a tranche would cause a default under any other securities then existing, UAL may satisfy its obligations with respect to such tranche by issuing UAL Common Stock having a market value equal to $62.5 million. The issuance of the PBGC notes could adversely impact the Company’s results of operations because of increased interest expense related to the PBGC notes and adversely impact its financial position or liquidity due to increased cash required to meet interest and principal payments. Any Common Stock issued in lieu of debt will cause additional dilution to existing UAL stockholders.

The price of the Common Stock may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of the Common Stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of the Common Stock could fluctuate significantly for various reasons which include:

•	changes in the prices or availability of oil or jet fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in our earnings or recommendations by research analysts who track the Common Stock or the stock of other airlines;

•	changes in general conditions in the United States and global economy, financial markets or airline industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism or responses to such events;

•	changes in the competitive landscape for the airline industry, including any changes resulting from industry consolidation whether or not involving our company; and

•	the other factors described in these “Risk factors.”

In addition, in recent periods, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of the Common Stock could fluctuate based upon factors that have little or nothing to do with the Company, and these fluctuations could materially reduce our stock price.

UAL’s Common Stock has a limited trading history and its market price may be volatile.

Because UAL’s Common Stock began trading on The NASDAQ National Market on February 2, 2006, there is limited trading history. The market price of the Common Stock may fluctuate substantially due to a variety of factors, many of which are beyond UAL’s control.

The price of UAL’s Common Stock may be affected by the availability of shares for sale in the market and upon conversion of our convertible notes.

The sale or availability for sale of substantial amounts of the Common Stock could adversely impact its price. UAL’s amended and restated certificate of incorporation authorizes it to issue 1,000,000,000 shares of Common Stock. On September 23, 2009, there were 148,032,041 shares of UAL’s Common Stock outstanding. Accordingly, a substantial number of shares of UAL’s Common Stock are available for sale under our amended and restated certificate of incorporation.

UAL also issued approximately $150 million aggregate principal amount of convertible 5% notes shortly after the Company’s emergence from bankruptcy, and subsequently issued approximately $726 million aggregate principal amount of convertible 4.5% notes on July 25, 2006. Holders of these securities may convert them into shares of UAL’s Common Stock according to their terms. See our Current Report on Form 8-K dated May 1, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 for further information related to these convertible instruments.

In addition, we maintain various plans providing for the grant of stock options, stock appreciation rights (“SARs”), restricted share awards, restricted stock units, performance compensation awards, performance units, cash incentive awards and other equity-based and equity-related awards. As of August 31, 2009, the maximum number of shares subject to outstanding options and SARs, restricted share awards, restricted stock units, performance compensation awards, performance units, cash incentive awards and other equity-based and equity-related awards under such plans, and available for future grant under such plans, was approximately 12.3 million shares of Common Stock.

In addition, the Board of Directors is authorized to issue up to 250 million shares of preferred stock without any action on the part of UAL’s stockholders. The UAL Board of Directors also has the power, without stockholder approval, to set the terms of any series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over UAL’s Common Stock with respect to dividends or if UAL liquidates, dissolves or winds up its business and other terms. If UAL issues preferred stock in the future that has a preference over its Common Stock with respect to the payment of dividends or upon its liquidation, dissolution or winding up, or if UAL issues preferred stock with voting rights that dilute the voting power of its Common Stock, the rights of holders of its Common Stock or the market price of its Common Stock could be adversely affected. UAL is also authorized to issue, without stockholder approval, other securities convertible into either preferred stock or, in certain circumstances, the Common Stock.

As part of the Equity Offering, we expect to issue 19,000,000 shares of Common Stock (or up to 21,850,000 shares of Common Stock if the underwriters exercise their over-allotment option in full). In the future, UAL may decide to raise capital through offerings of its Common Stock, securities convertible into its Common Stock, or rights to acquire these securities or Common Stock. The issuance of additional shares of Common Stock or securities convertible into Common Stock (including the Notes issued pursuant to this offering and the shares of Common Stock reserved for issuance upon conversion of the Notes issued pursuant to this offering) could result in dilution of existing stockholders’ equity interests in UAL. Issuances of substantial amounts of Common Stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for UAL’s Common Stock and UAL cannot predict the effect this dilution may have on the price of Common Stock.

We cannot predict the size of future issuances or sales of UAL’s Common Stock in the public market or the effect, if any, that they may have on the market price for UAL’s Common Stock. The issuance and sale of substantial amounts of Common Stock or other equity related securities (including convertible notes) or the perception that such issuances and sales may occur, could adversely affect the market price of the Common Stock.

UAL’s amended and restated certificate of incorporation limits voting rights of certain foreign persons.

UAL’s amended and restated certificate of incorporation limits the voting rights of persons holding any of UAL’s equity securities who are not “citizens of the United States,” as defined in Section 40102(a)(15) of Title 49 United States Code, to 24.9% of the aggregate votes of all equity securities outstanding. This restriction is applied pro rata among all holders of equity securities who fail to qualify as “citizens of the United States,” based on the number of votes the underlying securities are entitled to.

UAL’s Common Stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of the Common Stock are equity interests in us and do not constitute indebtedness. As such, shares of the Common Stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of the Common Stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our Board of Directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of the Common Stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock. As of June 30, 2009, we had approximately $6.5 billion of outstanding long-term debt, including long-term debt maturing within one year. We may incur additional debt in the future as we seek to improve our liquidity position by, among other things, extending our debt maturities and seeking new sources of financing. Shares of the Common Stock will rank junior to any such additional debt incurred in the future.

You may not receive dividends on the Common Stock.

Holders of the Common Stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. Other than a special distribution of $2.15 per share paid on January 23, 2008, we have historically not paid a cash dividend and have no plans to pay cash dividends on the Common Stock. We are incorporated in Delaware and governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Furthermore, holders of the Common Stock may be subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Finally, under the terms of our amended credit facility, our ability to pay distributions on, or repurchase, the Common Stock is restricted. See “Dividend policy.”

Risks related to the Notes

Our level of indebtedness could impair our financial flexibility, competitive position and financial condition and could prevent us from fulfilling our obligations under the Notes.

We have a substantial amount of indebtedness. As of June 30, 2009, after giving effect to the offering of the Notes we would have had approximately $6.75 billion of indebtedness. In addition, we are not restricted under the terms of the Notes from incurring additional indebtedness or from having our subsidiaries incur any debt. We are permitted by the terms of our other indebtedness to incur substantial additional indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have important consequences for you. For example, it could:

•	make it more difficult for us to satisfy our obligations under our indebtedness, including the Notes offered hereby;

•	limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

•	require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures and other corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to respond to business opportunities; and

•	subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

We may not be able to purchase the Notes for cash upon a fundamental change or if holders require us to purchase all or a portion of their Notes on a purchase date.

Upon the occurrence of a fundamental change or if holders require us to purchase all or a portion of their Notes on a purchase date, we will be required to offer to purchase all outstanding Notes at a price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. Any Notes purchased by us will be paid for in cash, shares of our Common Stock or a combination thereof, at our election, See “Description of the Notes — Fundamental change permits holders to require us to purchase Notes” and “Description of the Notes — Purchase of Notes by us at the option of the holder.” We may not have sufficient funds or be able to arrange for financing at the time of a fundamental change or on a purchase date to elect to pay all or a portion of the purchase price in cash in connection with a tender of Notes for purchase. In addition, our ability to purchase your Notes for cash may be subject to limitations imposed by our amended credit agreement or any limitations we may have in any other credit facilities or indebtedness we may incur in the future. For example, our payments of principal amount of the Notes in cash upon a fundamental change or on a purchase date would constitute “restricted payments” and may constitute or cause an event of default under our amended credit agreement if such payments were in excess of any permitted baskets under our amended credit agreement.

The adjustment to the applicable conversion rate for Notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your Notes as a result of such transaction.

If a make-whole fundamental change occurs on or prior to October 15, 2014, under certain circumstances we will increase the applicable conversion rate by a number of additional shares of our Common Stock for Notes converted in connection with such make-whole fundamental change. The increase in the applicable conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our Common Stock in, or the price of our Common Stock over a five trading-day period immediately preceding the effective date of, such transaction, as described under “Description of the Notes — Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions.” The adjustment to the applicable conversion rate for Notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your Notes as a result of such transaction. In addition, if the stock price for such transaction (determined as described under “Description of the Notes — Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions”) is greater than $60.00 per share, or if such price is less than $7.24 per share (each such price, subject to adjustment), no adjustment will be made to the applicable conversion rate.

Our obligation to increase the applicable conversion rate in connection with any such specified corporate transaction could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Some significant restructuring transactions may not constitute a fundamental change under the Notes, in which case we would not be obligated to offer to repurchase the Notes.

The fundamental change provision of the Notes will not afford protection to holders of Notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a fundamental change requiring us to make an offer to repurchase the Notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the holders of Notes.

A sale of all or substantially all of our assets will result in a change of control. The term “all or substantially all” as used in the definition of a change of control, however, will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be uncertainty as to whether a sale, assignment, conveyance, transfer, lease or other disposal is of “all or substantially all” of our assets, and thus whether a change of control has occurred.

You may receive less proceeds than expected if we elect to pay all or a portion of the purchase price or fundamental change purchase price in shares of our Common Stock.

Holders may require us to purchase their Notes on each of October 15, 2014, October 15, 2019 and October 15, 2024 or upon a fundamental change as described under “Description of the Notes — Fundamental change permits holders to require us to purchase Notes.” If we elect to pay all or a portion of the purchase price or fundamental change purchase price in shares of our Common Stock, the issuance and sale of such shares of our Common Stock could adversely impact the market price of our Common Stock. If the market price of our Common Stock on the purchase date or the fundamental change purchase date is below the average of the daily VWAP of our Common Stock for the 20 consecutive trading days ending on the trading day prior to the purchase date or the fundamental change purchase date, as applicable, the value of any shares of our Common Stock that you will receive upon repurchase will be less than the value used to determine the number of shares you will receive.

The Notes may not have an active market and their price may be volatile. You may be unable to sell your Notes at the price you desire or at all.

The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. As a result, there can be no assurance that a liquid market will develop or be maintained for the Notes, that you will be able to sell any of the Notes at a particular time (if at all) or that the prices you receive if or when you sell the Notes will be above their initial offering price. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by, among other things:

•	changes in the overall market for debt securities;

•	change in the price of the Common Stock;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the Notes;

•	the interest of securities dealers in making a market for the Notes; and

•	prevailing interest rates.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on the Common Stock, the issuance of certain rights or warrants, subdivisions or combinations of the Common Stock, certain distributions of assets, debt securities, capital stock or cash to holders of the Common Stock and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion rights — Conversion rate adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of Common Stock for cash that may adversely affect the trading price of the Notes or the Common Stock. There can be no assurance that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, will not occur.

If you hold the Notes, you will not be entitled to any rights with respect to the Common Stock, but you will be subject to all changes made with respect to the Common Stock.

If you hold the Notes, you will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Stock), but you will be subject to all changes affecting the Common Stock. You will have rights with respect to the Common Stock only if you receive our Common Stock upon conversion and only as of the date when you become an owner of the shares of our Common Stock upon such conversion. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the owner of the shares of our Common Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of the Common Stock.

Although they are titled senior notes, the Notes will be effectively subordinated to our secured indebtedness and structurally subordinated to all of the obligations of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under our amended credit facility and existing notes.

We are a holding company and conduct all of our business through our subsidiaries. Although the Notes offered in this offering will be our senior notes, they will be structurally subordinated to all debt and other liabilities and commitments (including trade payables and guarantees of our debt) of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under our amended credit facility and existing notes. None of our existing or future subsidiaries will guarantee the Notes. As a result, our cash flows and our ability to service our debt, including the Notes, is dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries.

The Notes are unsecured, will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables. As of June 30, 2009, our total consolidated indebtedness was $6.45 billion. After giving effect to the issuance of the Notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $6.75 billion. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full and we may not have sufficient assets to pay amounts due on any or all of the Notes then outstanding.

Our subsidiaries are separate and distinct legal entities. At June 30, 2009, our subsidiaries had $6.45 billion of indebtedness outstanding. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the Notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the Notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advance to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the Notes.

Recent developments in the convertible debt markets may adversely affect the market value of the Notes.

Governmental actions that interfere with the ability of convertible notes investors to effect short sales of the underlying common stock could significantly affect the market value of the Notes. Such government actions would make the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of any company whose common stock was subject to such actions. The convertible debt markets recently experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. Although the SEC orders expired at 11:59 p.m., New York City Time, on Wednesday, October 8, 2008, the SEC is currently considering instituting other limitations on effecting short sales (such as the up-tick rule) and other regulatory organizations may do the same. Among the approaches to restrictions on short selling currently under consideration by the SEC, one would apply on a market wide and permanent basis, including adoption of a new uptick rule or an alternative uptick rule that would allow short selling only at an increment above the national best bid, while the other would apply only to a particular security during severe market declines in that security, and would involve, among other things, bans on short selling in a particular security during a day if there is a severe decline in price in that security. If such limitations are instituted by the SEC or any other regulatory agencies, the market value of the Notes could be adversely affected.

The Notes are not protected by restrictive covenants.

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change involving us except to the extent described under “Description of the Notes — Fundamental change permits holders to require us to purchase Notes,” “Description of the Notes — Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions” and “Description of the Notes — Consolidation, merger and sale of assets.”

The fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

The fundamental change purchase rights, which will allow noteholders to require us to purchase all or a portion of their Notes upon the occurrence of a fundamental change, as defined herein, and the provisions requiring an increase to the conversion rate for conversions in connection with make-whole fundamental changes on or prior to October 15, 2014 may in certain circumstances delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the Notes even though you do not receive a corresponding cash distribution.

The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a “non-U.S. holder,” as defined herein, such deemed dividends may be subject to U.S. federal withholding tax, which may be set off against subsequent payments on the Notes. See “Description of the Notes — Conversion rights — Conversion rate adjustments” and “Certain U.S. federal income tax considerations.”

If a make-whole fundamental change occurs on or prior to October 15, 2014, under some circumstances, we will increase the conversion rate for Notes converted in connection with such make-whole fundamental change. As a result of such increase you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits. See “Description of the Notes — Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions” and “Certain U.S. federal income tax considerations.”

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering for general corporate purposes, and therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management and our Board of Directors with regard to the use of these proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

Use of proceeds

We will receive net proceeds of approximately $292 million (or approximately $336 million if the underwriters exercise their over-allotment option in full) from the sale of Notes by us in this offering after deducting underwriting discounts and commissions and estimated offering expenses. The net proceeds from the Equity Offering will be approximately $132 million (or approximately $152 million if the underwriters exercise their over-allotment option in full) based on the public offering price of $7.24 per share from the sale of shares of Common Stock by us in the Equity Offering.

We will use the proceeds from the issuance of the Notes and from the Equity Offering for general corporate purposes, possibly including the repayment of indebtedness, financing of capital expenditures or funding of potential acquisitions or other business transactions.

Capitalization

The following table summarizes our cash and cash equivalents and our capitalization as of June 30, 2009 on:

•	an actual basis;

•	an as-adjusted basis to give effect to the sale of the Notes offered hereby (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds thereof as described under “Use of proceeds;” and

•	a further as-adjusted basis to give effect to the sale of the Notes offered hereby (assuming no exercise of the underwriters’ over-allotment option) and the concurrent sale of our Common Stock in the Equity Offering (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds thereof.

Based in part upon the final terms of the Notes offered hereby, it is possible that a portion of the Notes liability will not be accounted for as debt upon issuance, but as one or more separately bifurcated derivatives. For purposes of completing the table below, the entire amount of the Notes is assumed to be classified as debt.

Information set forth in this table should be read in conjunction with UAL’s consolidated financial statements and the related notes thereto and other financial data contained elsewhere or incorporated by reference in this prospectus supplement.

	As of June 30, 2009
		As Adjusted for	As Further
		This Notes	Adjusted for the
(In millions)	Actual	Offering	Equity Offering

Cash and cash equivalents	$2,566	$2,858	$2,990

Long-term debt maturing within one year	$846	$846	$846
Current obligations under capital leases	165	165	165
Long-term debt	5,604	5,904	5,904
Long-term obligations under capital leases	1,197	1,197	1,197

Total debt and capital lease obligations	$7,812	$8,112	$8,112

Common Stock, $0.01 par value; 1,000,000,000 shares authorized, 145,680,193 shares issued, 144,773,623 shares outstanding, actual at June 30, 2009	$2	$2	$2
Additional capital invested	2,970	2,970	3,102
Retained deficit	(5,662)	(5,662)	(5,662)
Stock held in treasury, at cost	(28)	(28)	(28)
Accumulated other comprehensive income	89	89	89

Total shareholders’ deficit	$(2,629)	$(2,629)	$(2,497)

Total capitalization	$5,183	$5,483	$5,615

Selected financial data

In connection with its emergence from Chapter 11 bankruptcy protection, UAL adopted fresh-start reporting in accordance with SOP 90-7 and in conformity with accounting principles generally accepted in the United States of America. As a result of the adoption of fresh-start reporting, the financial statements prior to February 1, 2006 are not comparable with the financial statements after February 1, 2006. References to “Successor Company” refer to UAL on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. References to “Predecessor Company” refer to UAL prior to February 1, 2006. Certain income statement and balance sheet amounts presented in the table below for the 2009, 2008, 2007 and 2006 Successor periods include the impact from the Company’s adoption of FSP APB 14-1 and FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.

	Successor					Predecessor
					Period from	Period from
					February 1	January 1 to
	Six Months Ended June 30,		Year Ended December 31,		to December 31,	January 31,		Year Ended December 31,
(In millions, except rates)	2009	2008	2008	2007	2006	2006		2005	2004
	(unaudited)	(unaudited)

Income Statement Data:
Operating revenues	$7,709	$10,082	$20,194	$20,143	$17,882	$1,458		$17,379	$16,391
Operating expenses	7,884	13,217	24,632	19,106	17,383	1,510		17,598	17,245
Mainline fuel purchase cost	1,561	3,702	7,114	5,086	4,436	362		4,032	2,943
Non-cash fuel hedge (gains) losses	(496)	(216)	568	(20)	2	—		—	—
Cash Fuel hedge (gains) losses	399	(63)	40	(63)	24	—		—	—

Total Mainline fuel expense	1,464	3,423	7,722	5,003	4,462	362		4,032	2,943

Nonoperating non-cash fuel hedge (gains) losses	(207)	(21)	279	—	—	—		—	—
Nonoperating cash fuel hedge (gains) losses	176	(1)	249	—	—	—		—	—
Goodwill impairment	—	2,277	2,277	—	—	—		—	—
Other impairments and special operating items	207	223	339	(44)	(36)	—		18	—
Reorganization (income) expense	—	—	—	—	—	(22,934)		20,601	611
Net income (loss)(a)	(354)	(3,289)	(5,396)	360	7	22,851		(21,176)	(1,721)
Basic earnings (loss) per share	(2.44)	(26.52)	(42.59)	2.94	(0.02)	196.61		(182.29)	(15.25)
Diluted earnings (loss) per share	(2.44)	(26.52)	(42.59)	2.65	(0.02)	196.61		(182.29)	(15.25)
Cash distribution declared per common share(b)	—	—	—	2.15	—	—		—	—
Balance Sheet Data at period-end:
Total assets	$18,806	$21,336	$19,465	$24,223	$25,372	$19,555		$19,342	$20,705
Long-term debt and capital lease obligations, including current portion	7,812	7,996	8,004	8,255	10,364	1,432		1,433	1,204
Liabilities subject to compromise	—	—	—	—	—	36,336		35,016	16,035
Mainline Operating Statistics(c):
Revenue passengers	28	32	63	68	69	(c	)	67	71
Revenue passenger miles (“RPMs”)(d)	48,899	56,370	110,061	117,399	117,470	(c	)	114,272	115,198
Available seat miles (“ASMs”)(e)	61,553	69,922	135,861	141,890	143,095	(c	)	140,300	145,361
Passenger load factor(f)	79.4%	80.6%	81.0%	82.7%	82.1%	(c	)	81.4%	79.2%
Yield(g)	11.50¢	13.52¢	13.89¢	12.99¢	12.19¢	(c	)	11.25¢	10.83¢
Passenger revenue per ASM (“PRASM”)(h)	9.17¢	10.93¢	11.29¢	10.78¢	10.04¢	(c	)	9.20¢	8.63¢
Operating revenue per ASM (“RASM”)(i)	10.24¢	12.26¢	12.58¢	12.03¢	11.49¢	(c	)	10.66¢	9.95¢
Operating expense per ASM (“CASM”)(j)	10.57¢	16.58¢	15.74¢	11.39¢	11.23¢	(c	)	10.59¢	10.20¢
Fuel gallons consumed	969	1,127	2,182	2,292	2,290	(c	)	2,250	2,349
Average price per gallon of jet fuel, including tax and hedge impact	151.1¢	303.7¢	353.9¢	218.3¢	210.7¢	(c	)	179.2¢	125.3¢

(a)	Net income (loss) was significantly impacted in the Predecessor periods due to reorganization items related to the bankruptcy restructuring.
(b)	Paid in January 2008.
(c)	Mainline operations exclude the operations of independent regional carriers operating as United Express®. Statistics included in the 2006 Successor period were calculated using the combined results of the Successor period from February 1, 2006 to December 31, 2006 and the Predecessor January 2006 period.
(d)	RPMs are the number of miles flown by revenue passengers.
(e)	ASMs are the number of seats available for passengers multiplied by the number of miles those seats are flown.
(f)	Passenger load factor is derived by dividing the RPMs by ASMs.
(g)	Yield is mainline passenger revenue excluding industry and employee discounted fares per RPM.
(h)	PRASM is mainline passenger revenue per ASM.
(i)	RASM is operating revenues excluding United Express® passenger revenue per ASM.
(j)	CASM is operating expenses excluding United Express® operating expenses per ASM.

Dividend policy

Other than a special distribution of $2.15 per share paid on January 23, 2008, we have historically not paid dividends on the Common Stock and have no intention of paying cash dividends on the Common Stock in the future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Should we ever decide to pay cash dividends in the future, under the terms of our amended credit facility our ability to pay distributions on, or repurchase, the Common Stock is restricted based on UAL maintaining certain specified minimum credit ratings and the amount of any such dividend is further limited based on a percentage of our consolidated net income (as defined in our amended credit facility) for the preceding year.

Description of the Common Stock

See “Description of UAL Capital Stock” in the accompanying prospectus for a summary description of the Common Stock. As of September 23, 2009, we had 1,000,000,000 shares of authorized Common Stock, par value $0.01 per share, of which 148,032,041 shares were outstanding. See “Risk factors — Risks related to the Common Stock — The price of UAL’s Common Stock may be affected by the availability of shares for sale in the market and upon conversion of our convertible notes.”

The transfer agent and registrar for the Common Stock is Computershare Investor Services.

Description of the Notes

Set forth below is a description of the terms of our 6.0% Convertible Senior Notes due 2029, or the “Notes,” which are a series of “debt securities” as described in the accompanying prospectus. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.” This Description of the Notes, however, supersedes the information set forth in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees” to the extent inconsistent with that information, and the Notes will not be subject to certain provisions described in the accompanying prospectus, as specified below.

We will issue the Notes under a senior indenture to be entered into upon the closing of this offering and dated as of the closing date (which we refer to as the “indenture”) between UAL Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (which we refer to as the “trustee”). The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to certain provisions of the Trust Indenture Act of 1939, as amended (which we refer to as the “TIA”).

You may request a copy of the indenture from us. See “Where you can find more information.”

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the Notes and the indenture, including the definitions of certain terms used in these documents. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

For purposes of this description, references to “we,” “our,” “the Company” and “us” refer only to UAL Corporation, and not to its subsidiaries.

General

We are offering $300,000,000 aggregate principal amount of the Notes (or $345,000,000 if the underwriters exercise their over-allotment option in full).

The Notes:

•	will mature on October 15, 2029, subject to earlier repurchase, redemption or conversion;

•	will be our general unsecured senior obligations;

•	will bear interest at a rate of 6.0% per annum on the principal amount from October 7, 2009, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2010;

•	will be subject to redemption at our option, in whole or in part, on or after October 15, 2014 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest, including any additional interest, to but excluding, the redemption date;

•	will be subject to purchase by us at the option of the holders on each of October 15, 2014, October 15, 2019, and October 15, 2024 and following a “fundamental change” (as defined below under “— Fundamental change permits holders to require us to purchase Notes”), in each case at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding, the purchase date or the fundamental change purchase date, as the case may be, payable in cash, shares of our Common Stock or a combination thereof at our option;

•	will be issued in denominations of $1,000 and integral multiples of $1,000; and

•	will be represented by one or more registered Notes in global form, but in limited circumstances may be represented by Notes in definitive form as described below under “— Book-entry, settlement and clearance.”

The Notes may be converted at an initial conversion rate of 115.1013 shares of our Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $8.69 per share of Common Stock). The applicable conversion rate is subject to adjustment if certain events occur, as described below under “— Conversion rights — Conversion rate adjustments.”

Holders will not receive any additional cash payment or additional shares representing accrued and unpaid interest, including any additional interest, upon conversion of a Note except in circumstances described below under “— Conversion rights — General.”

We use the term “Note” in this prospectus supplement to refer to each $1,000 principal amount of Notes.

We may from time to time repurchase Notes in open market purchases or negotiated transactions without prior notice to holders.

We may, without the consent of the holders, “reopen” the Notes and issue additional Notes under the indenture with the same terms and with the same CUSIP number as the Notes offered hereby in an unlimited aggregate principal amount, provided that no such additional Notes may be issued unless they will be fungible with the Notes offered hereby for U.S. federal income tax purposes.

The registered holder of a Note will be treated as the owner of it for all purposes, and all references herein to “holders” refer to the registered holders.

Other than the restrictions described below under “— Fundamental change permits holders to require us to purchase Notes” and “— Consolidation, merger and sale of assets,” and except for the provisions set forth below under “— Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions,” the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect the holders.

We do not intend to list the Notes on a national securities exchange or interdealer quotation system.

Payments on the notes; paying agent and registrar

Payments in respect of the principal of and interest, including additional interest, if any, on global notes registered in the name of The Depository Trust Company (which we refer to as “DTC”), or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder of such global notes under the indenture.

We will pay the principal of any certificated Notes at the office or agency (which will be in the Borough of Manhattan, New York City) designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York City as a place where Notes may be presented for payment or for registration of transfer. We may change the paying agent or registrar without prior notice to the holders of the Notes, and we may act as paying agent or registrar.

Interest (including additional interest, if any), on certificated Notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

Transfer and exchange

A holder may transfer or exchange Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture if a holder requests any shares to be issued in a name other than such holder’s name. We are not required to transfer or exchange any Note surrendered for repurchase, redemption or conversion except for any portion of that Note not being repurchased, redeemed or converted, as the case may be.

Interest

The Notes will bear interest at a rate of 6.0% per annum from October 7, 2009, the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2010.

Interest will be paid to the person in whose name a Note is registered at the close of business on the April 1 or October 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date, the stated maturity date or any earlier redemption date, purchase date or fundamental change purchase date falls on a date that is not a business day, such payment of interest (and principal in the case of the final maturity date or earlier redemption date, or to the extent paid in cash, purchase date or fundamental change purchase date) will be postponed until the next succeeding business day, and no interest or other amount will be paid as a result of any such postponement. A “business day” means any day other than a Saturday, Sunday or other day on which the trustee or banking institutions in New York City are authorized or required by law or executive order to close or be closed.

References to interest in this prospectus supplement include additional interest, if any, payable upon our election to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with our reporting obligations as described under “— Events of default.”

Ranking

The Notes will be our general unsecured obligations and will rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of our existing and future unsecured senior debt. The Notes will effectively rank junior to our secured debt, if any, to the extent of the value of the assets securing such indebtedness. As of June 30, 2009, our total consolidated indebtedness was approximately $6.45 billion. After giving effect to the issuance of the Notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been approximately $6.75 billion. The indenture governing the Notes offered hereby will not limit our ability or the ability of our subsidiaries to incur additional indebtedness in the future, including senior secured indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full, and there may not be sufficient assets remaining to pay amounts due on any or all Notes then outstanding.

Although the Notes in this offering will be our senior notes, they will be structurally subordinated to all debt and other liabilities and commitments (including trade payables and guarantees of our debt) of our subsidiaries, including our subsidiaries’ guarantees of our indebtedness under our revolving credit facility and existing notes. None of our existing or future subsidiaries will guarantee the Notes. As of June 30, 2009, our subsidiaries had $6.45 billion of indebtedness outstanding. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of the holders of the Notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. None of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations.

Optional redemption

No sinking fund is provided for the Notes. Prior to October 15, 2014, the Notes will not be redeemable. On or after October 15, 2014, we may redeem for cash all or part of the Notes, upon not less than 35 nor more than

60 calendar days’ notice before the redemption date to each holder of Notes, at 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, including any additional interest, to, but excluding, redemption date (unless the redemption date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the Notes as of such record date and the price we are required to pay the holder surrendering the Note for redemption will be equal to 100% of the principal amount of the Notes subject to redemption and will not include any accrued and unpaid interest, including any additional interest). Our notice of redemption will also set forth our election with respect to treatment of fractional shares for all conversions during the period following our notice of redemption to the related redemption date as described below under “— Conversion rights — Settlement upon conversion.” The redemption date must be a business day.

If we decide to redeem fewer than all of the outstanding Notes and the Notes are global notes, they will be selected for redemption in accordance with DTC procedures. If the Notes are not global Notes, the trustee will select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, or on a pro rata basis or by another method the trustee considers fair and appropriate.

If a portion of your Note is selected for partial redemption and you convert a portion of the same Note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.

Conversion rights

General

Holders may convert their Notes at an initial conversion rate of shares of 115.1013 our Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $8.69 per share of Common Stock) at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the Notes. Upon conversion of a Note, we will satisfy our conversion obligation by delivering shares of our Common Stock as set forth below under “— Settlement upon conversion.” The trustee will initially act as the conversion agent.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively. The applicable conversion rate will be subject to adjustment as described below under “— Conversion rate adjustments” and may be increased as described below under “— Adjustment to shares delivered upon conversion upon certain corporate transactions.” The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, a holder will not receive any additional cash payment or additional shares representing accrued and unpaid interest, including additional interest, if any, unless such conversion occurs between a regular record date and the interest payment date to which it relates. Except in such case, our settlement of conversions as described below under “— Settlement upon conversion” will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the Note; and

•	accrued and unpaid interest and additional interest, if any, on the Note to, but not including, the conversion date.

As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if Notes are converted after the close of business on a regular record date but prior to the open of business on the immediately following interest payment date, holders of such Notes at the close of business on the regular record date will receive payment of the interest and additional interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion of such Notes at any time after the close of business on the applicable regular record date. Any Notes surrendered for conversion by a holder during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on the Notes so converted; provided that no such payment need be made:

•	if we have specified a redemption date that is after a regular record date and on or prior to the trading day following the corresponding interest payment date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

“Close of business” means 5:00 p.m., New York City time. “Open of business” means 9:00 a.m., New York City time.

The “conversion date” with respect to a Note means the date on which the holder of the Note has complied with all requirements under the indenture to convert a Note.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the amount of interest and additional interest, if any, payable on the next interest payment date and all transfer or similar taxes, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest (including additional interest, if any) payable on the next interest payment date.

If a holder has already delivered a purchase notice as described below under “— Purchase of Notes by us at the option of the holder” or a fundamental change purchase notice as described below under “— Fundamental change permits holders to require us to purchase Notes” with respect to a Note, the holder may not surrender that Note for conversion until the holder has withdrawn the purchase notice or fundamental change purchase notice, as the case may be, in accordance with the indenture.

Settlement upon conversion

Upon conversion, we will deliver to the converting holder on the third trading day immediately following the relevant conversion date a number of shares of our Common Stock equal to (1) (i) the aggregate principal amount of Notes to be converted divided by (ii) $1,000, multiplied by (2) the applicable conversion rate on the relevant conversion date.

We will not issue fractional shares of our Common Stock upon conversion of Notes. Instead, we will, at our election, either (1) pay cash in lieu of fractional shares based on the daily VWAP of our Common Stock on the relevant conversion date or (2) increase the number of shares of our Common Stock deliverable upon conversion to the next whole share. We will inform holders of our election as follows:

•	in respect of Notes converted on or after August 15, 2029, by notice to all holders through the trustee on or prior to August 15, 2029;

•	in respect of Notes converted after the date of issuance of a notice of redemption as described above under “— Optional redemption” and prior to the related redemption date, by notice to all holders and the trustee in our notice of redemption; and

•	in all other cases, by notice to the converting holder through the trustee no later than the second business day immediately following the related conversion date.

If we have not delivered a notice of our election within the applicable time period, we will be deemed to have elected to increase the number of shares of our Common Stock deliverable upon conversion as described above in clause (2). Each conversion will be deemed to have been effected as to any Notes on the relevant conversion date.

“Daily VWAP” of our Common Stock means, for any trading day, the per share volume-weighted average price on The NASDAQ Global Select Market (or if our Common Stock is not then listed on such market, on the primary exchange or quotation system on which our Common Stock then trades or is quoted) as displayed under the heading “Bloomberg VWAP” on Bloomberg page UAUA.Q <equity> AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our Common Stock on such trading day as determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Trading day” means a day during which (1) trading in our Common Stock generally occurs on the primary exchange or quotation system on which our Common Stock then trades or is quoted and (2) there is no market disruption event (as defined below); provided that if our Common Stock is not so traded or quoted, “trading day” will mean any business day.

“Market disruption event” means (1) a failure by the primary exchange or quotation system on which our Common Stock then trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any scheduled trading day for our Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our Common Stock or in any options, contracts or future contracts relating to our Common Stock.

“Scheduled trading day” means any day that is scheduled to be a trading day. If our Common Stock is not so listed for trading or quotation on or by any exchange or quotation system, “scheduled trading day” means a business day.

Exchange in lieu of conversion

When a holder surrenders Notes for conversion, we may direct the conversion agent to surrender, on or prior to the second business day following the relevant conversion date, such Notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to deliver, in exchange for such Notes, shares of our Common Stock, otherwise due upon conversion as determined above under “— Settlement upon conversion” (“exchange consideration”). By the close of business on the second business day following the relevant conversion date, we will notify the holder surrendering Notes for conversion that we have directed the designated financial institution to make an exchange in lieu of conversion and such financial institution will be required to notify the conversion agent that it will deliver, upon exchange, the applicable exchange consideration. If the designated financial institution accepts any such Notes, it will deliver the applicable exchange consideration to the conversion agent and the conversion agent will deliver such exchange consideration to the holder. Any Notes exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely deliver the applicable exchange consideration, or if such designated financial institution does not accept the Notes for exchange, we will, as promptly as practical thereafter, convert the Notes and deliver the exchange consideration as described above under “— Settlement upon conversion.” Our designation of a financial institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. We will not pay any consideration to, or otherwise enter into any agreement with, the designated financial institution for or with respect to such designation.

Conversion rate adjustments

The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Notes participate (as a result of holding the Notes, and at the same time as Common Stock holders participate) in any of the transactions described below as if such holders of the Notes held the full number of shares of our Common Stock equal to the product of the applicable conversion rate and the principal amount of Notes held by such holder divided by $1,000, without having to convert their Notes.

(1) If we issue solely shares of our Common Stock as a dividend or distribution on all or substantially all of our shares of our Common Stock, or if we effect a share split or share combination of our Common Stock, the applicable conversion rate will be adjusted based on the following formula:

CR	=	CR0	×	OS OS0

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR = the applicable conversion rate in effect immediately after the open of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our Common Stock outstanding immediately prior to the open of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS = the number of shares of our Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our Common Stock any rights, options or warrants entitling them for a period of not more than 45 days from the record date for such distribution to subscribe for or purchase shares of our Common Stock, at a price per share less than the average of the last reported sale prices of our Common Stock for the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	×	OS0 + X OS0 + Y

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR = the applicable conversion rate in effect immediately after the open of business on the record date for such distribution;

OS0 = the number of shares of our Common Stock outstanding immediately prior to the open of business on the record date for such distribution;

X = the total number of shares of our Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our Common Stock over the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.

For purposes of this prospectus supplement, “last reported sale price” of our Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the primary exchange or quotation system on which our Common Stock then trades or is quoted. The last reported sale price will be determined without reference to after-hours or extended market trading. If our Common Stock is not listed for trading on a U.S. national securities exchange on the relevant date, then the last reported sale price will be the last quoted bid price for our Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If our Common Stock is not so quoted, the last reported sale price will be determined by a U.S. nationally recognized independent investment banking firm selected by us for this purpose.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our Common Stock at less than the average of the last reported sale prices of our Common Stock for each trading day in the applicable ten consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by our board of directors or a committee thereof. If any right, option or warrant described in this clause (2) is not exercised prior to the expiration of the exercisability thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, option or warrant had not been distributed.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our Common Stock, excluding

•	dividends or distributions (including share splits) as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs, to which the provisions set forth below in this clause (3) shall apply;

then the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	×	SP0 SP0 − FMV

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR = the applicable conversion rate in effect immediately after the open of business on the record date for such distribution;

SP0 = the average of the last reported sale prices of our Common Stock over the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our Common Stock as of the open of business on the ex-dividend date for such distribution.

If the FMV (as defined above) is equal to or greater than the average of the last reported sale prices of the Common Stock over the ten consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each holder of a Note shall have the right to receive, in respect of each $1,000 principal amount of Notes held by such holder, at the same time and upon the same terms as holders of our Common Stock, the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of Common Stock equal to the applicable conversion rate immediately prior to the record date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit and such dividend or distribution is listed for trading on a securities exchange, which we refer to as a “spin-off,” the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	×	FMV + MP0 MP0

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the record date of the spin-off;

CR = the applicable conversion rate in effect immediately after the open of business on the record date of the spin-off;

FMV = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our Common Stock applicable to one share of our Common Stock over the first ten consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off (such period, the “valuation period”); and

MP0 = the average of the last reported sale prices of our Common Stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off. For purposes of determining the applicable conversion rate, in respect of any conversion during the ten trading days commencing on the ex-dividend date for any spin-off, references within the portion of this clause (3) related to “spin-offs” to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.

If any dividend or distribution (including a spin-off) described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we make or pay any cash dividend or distribution to all, or substantially all, holders of our outstanding Common Stock, the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	×	SP0 SP0 − C

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR = the applicable conversion rate in effect immediately after the open of business on the record date for such distribution;

SP0 = the average of the last reported sale prices of our Common Stock over the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share we pay or distribute to holders of our Common Stock.

If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5) If (i) we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our Common Stock and (ii) the cash and value of any other consideration included in the payment per share of our Common Stock exceeds the average of the last reported sale prices of our Common Stock over the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the applicable conversion rate will be increased based on the following formula:

CR	=	CR0	×	AC + (SP × OS) OS0 × SP

where,

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR = the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our Common Stock outstanding immediately prior to the time (the “expiration time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS = the number of shares of our Common Stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and

SP = the average of the last reported sale prices of our Common Stock over the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. For purposes of determining the applicable conversion rate, in respect of any conversion during the ten trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date.

If:

•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the conversion date; and

•	the shares you will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise);

then we will adjust the number of shares that we deliver to you to reflect the relevant distribution or transaction.

If we adjust the conversion rate pursuant to the above provisions, we will notify the trustee and either (i) issue a press release containing the relevant information (and make the press release available on our website) or (ii) provide notice to the holders in any manner permitted by the indenture.

In the event of:

•	any reclassification of our Common Stock (other than a change only in par value or a change resulting from a subdivision or combination of our Common Stock);

•	a consolidation, merger, combination or binding share exchange involving us; or

•	a sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets,

in each case as a result of which our Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (a “merger event”), then, at the effective time of the merger event, the right to convert a Note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets that a holder of a number of shares of Common Stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such merger event. However, at and after the effective time of the merger event (1) the number of shares of our Common Stock deliverable upon conversion of the Notes as set forth above under “— Settlement upon conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our Common Stock would have received in such merger event and (2) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our Common Stock would have received in such merger event. If the merger event causes our Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Common Stock that affirmatively make such an election. If the Notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information, which will include the weighted average, if applicable, and make the press release available on our website. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

We are permitted to increase the applicable conversion rate of the Notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the applicable conversion rate to avoid or diminish income tax to holders of our Common Stock or rights to purchase shares of our Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We will not take any action that would result in adjustment of the conversion rate, pursuant to the provisions described above, in such a manner as to result in the reduction of the conversion price to less than the par value per share of our Common Stock.

A holder of Notes may, in some circumstances, including the distribution of cash dividends to holders of our shares of Common Stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the applicable conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the applicable conversion rate, see “Certain U.S. federal income tax considerations” in this prospectus supplement.

To the extent that we have a rights plan in effect upon conversion of the Notes (i.e., a poison pill), you will receive, in addition to any Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our Common Stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Except as described above in this section and below in “— Adjustment to shares delivered upon certain corporate transactions,” we will not be required to adjust the conversion rate for any other transaction or event. Without limiting the foregoing, the applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Common Stock under any plan;

•	upon the issuance of any shares of our Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	upon the issuance of any shares of our Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	for a change in the par value of our Common Stock; or

•	for accrued and unpaid interest and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding the foregoing, we will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1% on the conversion date for any Notes.

Adjustment to shares delivered upon conversion upon certain corporate transactions

If you elect to convert your Notes at any time from, and including, the effective date of a “make-whole fundamental change” (as defined below) to, and including, (i) the second scheduled trading day immediately preceding the related fundamental change purchase date (as defined below) or (ii) if a make-whole fundamental change does not also constitute a fundamental change as described below under “— Fundamental change permits holders to require us to purchase Notes,” the 25th trading day immediately following such effective date (as defined below) of such make-whole fundamental change (such period, the “make-whole fundamental change period”), the applicable conversion rate will be increased by an additional number of shares of our Common Stock (these shares being referred to as the additional shares) as described below. We will notify holders and the trustee of the anticipated effective date of such make-whole fundamental change and issue a press release (and make the press release available on our website) as soon as practicable after we first determine the anticipated effective date of such make-whole fundamental change. We will use commercially reasonable efforts to make such determination in time to deliver such notice no later than 30 business days in advance of such anticipated effective date.

A “make-whole fundamental change” means any transaction or event that occurs on or prior to October 15, 2014 and constitutes a fundamental change under clause (1) or (2) of the definition of fundamental change as described below under “— Fundamental change permits holders to require us to purchase Notes” (in the case of any fundamental change described in clause (2) of the definition thereof, determined without regard to the proviso in such definition, but subject to the paragraphs immediately following clause (4) of the definition thereof).

The number of additional shares by which the conversion rate for the Notes will be increased for conversions that occur during the make-whole fundamental change period will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs (the “effective date”) and the price (the “stock price”) paid or deemed paid per share of our Common Stock in the make-whole fundamental change. If holders of our Common Stock receive only cash in the case of a make-whole fundamental change described in clause (2) under the definition of fundamental change, the stock price shall be the cash amount paid per share of our Common Stock. In the case of any other make-whole fundamental change, the stock price shall be the average of the last reported sale prices of our Common Stock over the ten trading-day period ending on, and including, the trading day immediately preceding the effective date of such make-whole fundamental change.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the applicable conversion rate of the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate in effect immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the applicable conversion rate as set forth above under “— Conversion rate adjustments.”

The following table sets forth numbers of additional shares to be received per $1,000 principal amount of Notes based on hypothetical stock prices and effective dates:

	Stock Price
Effective Date	$7.24	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00

October 7, 2009	23.0202	15.3331	8.8958	6.0011	4.3762	3.3437	2.6339	2.1191	1.4299	0.9977
October 15, 2010	23.0202	14.7820	8.2717	5.4974	3.9854	3.0394	2.3943	1.9281	1.3042	0.9121
October 15, 2011	23.0202	13.8605	7.2538	4.6880	3.3635	2.5584	2.0169	1.6277	1.1067	0.7772
October 15, 2012	23.0202	12.2075	5.5535	3.3884	2.3879	1.8134	1.4361	1.1665	0.8037	0.5703
October 15, 2013	23.0202	8.8528	2.6254	1.3574	0.9309	0.7142	0.5747	0.4738	0.3346	0.2421
October 15, 2014	23.0202	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $60.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $7.24 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of our Common Stock issuable upon conversion of Notes exceed 138.1215 per $1,000 principal amount of such Notes, subject to adjustments in the same manner as the applicable conversion rate as set forth above under “— Conversion rate adjustments.”

For the avoidance of doubt, if a holder of Notes elects to convert its notes prior to the effective date of any make-whole fundamental change, such holder will not be entitled to an increased conversion rate in connection with such make-whole fundamental change.

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Our obligation to increase the conversion rate as described above could discourage a potential acquirer of us. The provisions with respect to the adjustment to the conversion rate upon a make-whole fundamental change, however, are not the result of management’s knowledge of any specific efforts to obtain control of us or any means or part of a plan by management to adopt a series of anti-takeover provisions.

Purchase of Notes by us at the option of the holder

Holders have the right to require us to purchase all or a portion of their Notes on each of October 15, 2014, October 15, 2019, and October 15, 2024 (each, a “purchase date”). We will be required to purchase any outstanding Notes for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the open of business on the date that is 20 business days prior to the relevant purchase date until the close of business on the business day prior to the purchase date. If the purchase notice is given and withdrawn during such period, we will not be obligated to purchase the related Notes.

The purchase price payable will be equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest to, but excluding, such purchase date (unless the purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the Notes as of the preceding record date and the price we are required to pay the holder surrendering the Note for repurchase will be equal to 100% of the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest, including any additional interest). Any Notes purchased by us will be paid for in cash, shares of our Common Stock or a combination thereof, at our election, as described below.

On or before the 20th business day prior to each purchase date, we will provide to the trustee, the paying agent and to all holders of the Notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice, and issue a press release (and make the press release available on our website) stating, among other things:

•	the last date on which a holder may exercise the purchase right;

•	the purchase price;

•	the purchase date;

•	whether we elect to pay the purchase price in cash, shares of our Common Stock or a combination thereof, specifying the percentage or amounts of each (if no election is made by us, we will be deemed to have elected to pay the purchase price in cash).

•	the name and address of the paying agent; and

•	the procedures that holders must follow to require us to repurchase their Notes.

If we elect to pay all or part of the purchase price in shares of our Common Stock, we will deliver to the paying agent on or prior to the purchase date a number of shares of our Common Stock equal to the aggregate purchase price to be paid in Common Stock divided by the average of the daily VWAP of our Common Stock for the 20 consecutive trading days ending on the trading day prior to the purchase date. We will not issue fractional shares of our Common Stock upon purchase of the Notes by us. Instead, we will, at our election, either (1) pay cash in lieu of fractional shares based on the daily VWAP of our Common Stock on the trading day prior to the purchase date or (2) increase the number of shares of our Common Stock deliverable upon purchase of the Notes by us to the next whole share. If our Common Stock has been replaced by reference property prior to the purchase date, the number of shares of our Common Stock otherwise deliverable on such date will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our Common Stock would have received in the relevant merger event. We may not pay any portion of the purchase price in our Common Stock (or reference property, if applicable) unless the shares of our Common Stock (or reference property, if applicable) to be issued and delivered may be publicly resold by holders that are not affiliates of ours without registration under the Securities Act or if we have filed an effective shelf registration statement for the sale of such shares of our Common Stock (or reference property, if applicable).

A notice electing to require us to purchase your Notes must state:

•	if certificated Notes have been issued, the certificate numbers of the Notes to be delivered for purchase;

•	the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the indenture.

If the Notes are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately prior to the purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn Notes;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, that remains subject to the purchase notice.

If the Notes are not in certificated form, the withdrawal notice given by each holder must comply with appropriate DTC procedures.

We will be required to purchase the Notes that have been validly surrendered for purchase and not withdrawn on the purchase date, subject to extension to comply with applicable law. You will receive payment of the purchase price promptly following the later of the purchase date and the time of book-entry transfer or the delivery of your Notes. If the paying agent holds money or securities sufficient to pay the purchase price of the Notes on the purchase date, then:

•	the Notes tendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such Notes on the purchase date (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the paying agent); and

•	all other rights of the holders with respect to the Notes tendered for purchase and not withdrawn will terminate on the purchase date (other than the right to receive the purchase price and previously accrued and unpaid interest (including any additional interest) upon book-entry transfer or delivery of the Notes).

No Notes may be purchased at the option of holders upon a purchase date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any purchase of the Notes on a purchase date, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the Notes.

Fundamental change permits holders to require us to purchase Notes

If a fundamental change (as defined below) occurs at any time, you will have the right, at your option, to require us to purchase all of your Notes or any portion of the principal amount thereof that is equal to $1,000, or an integral multiple of $1,000, on a date (the date being referred to as the “fundamental change purchase date”) of our choosing not later than 35 business days after the date on which we notify holders and the trustee of the occurrence of the effective date for such fundamental change. The price we are required to pay is equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the Notes as of the preceding record date and the price we are required to pay to the holder surrendering the Note for repurchase will be equal to 100% of the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest, including any additional interest). Any Notes purchased by us will be paid for in cash, shares of our Common Stock or a combination thereof, at our election, as described below.

A “fundamental change” will be deemed to have occurred at the time after the Notes are originally issued when any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of us pursuant to which all or substantially all of our Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this clause (2) as a “transaction” or an “event”); provided, however, that any such transaction or event where the holders of more than 50% of our shares of Common Stock immediately prior to such transaction or event, own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving person or transferee or the parent thereof immediately after such transaction or event shall not be a fundamental change;

(3) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(4) our Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market.

No transaction or event described in clause (2) above will constitute a fundamental change if:

•	at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a fundamental change consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with the relevant transaction or event (these securities being referred to as “publicly traded securities”) and

•	as a result of such transaction or event the Notes become, pursuant to the terms of the indenture, convertible into such publicly traded securities and any other consideration received in connection with such transaction, excluding cash payments for fractional shares (subject to the provisions set forth above under “— Settlement upon conversion”).

If any transaction in which all our Common Stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period and any related fundamental change purchase date, references to “us” or “our” in the definition of “fundamental change” above will apply to such other entity instead.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Notes and the trustee and paying agent a notice of, and issue a press release (and make the press release available on our website) in respect of, the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change, and if the fundamental change is a make-whole fundamental change, the effective date of the make-whole fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	whether we elect to pay the fundamental change purchase price in cash, shares of our Common Stock or a combination thereof, specifying the percentage or amounts of each (if no election is made by us, we will be deemed to have elected to pay the fundamental change purchase price in cash);

•	the name and address of the paying agent and the conversion agent;

•	the applicable conversion rate and any adjustments to the applicable conversion rate resulting from the fundamental change;

•	that the Notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their Notes.

If we elect to pay all or part of the fundamental change purchase price in shares of our Common Stock, we will deliver to the paying agent on or prior to the fundamental change purchase date a number of shares of our Common Stock equal to the aggregate purchase price to be paid in Common Stock divided by the average of the daily VWAP of our Common Stock for the 20 consecutive trading days ending on the trading day prior to the fundamental change purchase date. We will not issue fractional shares of our Common Stock upon purchase of the Notes by us. Instead, we will, at our election, either (1) pay cash in lieu of fractional shares based on the daily VWAP of our Common Stock on the trading day prior to the fundamental change purchase date or (2) increase the number of shares of our Common Stock deliverable upon purchase of the Notes by us to the next whole share. If our Common Stock has been replaced by reference property prior to the fundamental change purchase date, the number of shares of our Common Stock otherwise deliverable on such date will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our Common Stock would have received in the relevant merger event. We may not pay any portion of the fundamental change purchase price in our Common Stock (or reference property, if applicable) unless the shares of our Common Stock (or reference property, if applicable) to be issued and delivered may be publicly resold by holders that are not affiliates of ours without registration under the Securities Act or if we have filed an effective shelf registration statement for the sale of such shares of our Common Stock (or reference property, if applicable).

To exercise your fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the Notes to be purchased, duly endorsed for transfer, together with a written fundamental change purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes duly completed, to the paying agent. Your fundamental change purchase notice must state:

•	if certificated Notes have been issued, the certificate numbers of your Notes to be delivered for purchase;

•	the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the indenture.

If the Notes are not in certificated form, the notice given by each holder must comply with appropriate DTC procedures.

You may withdraw any fundamental change purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal must state:

•	the principal amount of the withdrawn Notes;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, which remains subject to the fundamental change purchase notice.

If the Notes are not in certificated form, the withdrawal notice given by each holder must comply with appropriate DTC procedures.

We will be required to purchase the Notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date, subject to extension to comply with applicable law. You will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of your Notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the Notes on the fundamental change purchase date, then:

•	the Notes tendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such Notes on the fundamental change purchase date (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the paying agent); and

•	all other rights of the holders with respect to the Notes tendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon book-entry transfer or delivery of the Notes).

The purchase rights of the holders could discourage a potential acquirer of us, even if the acquisition may be beneficial to you. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

We will not be required to make an offer to purchase the Notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the indenture applicable to an offer by us to purchase the Notes upon a fundamental change and such third party purchases all Notes validly tendered and not withdrawn in such offer. If the third party agrees to purchase the Notes upon a fundamental change but does not timely make payment of the fundamental change purchase price on the fundamental change purchase date, we will be required to purchase all Notes validly tendered and not withdrawn on the fundamental change purchase date.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No Notes may be repurchased by us at the option of the holders upon a fundamental change purchase date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to purchase its Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

In connection with any purchase of Notes on a fundamental change purchase date, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the Notes.

If a fundamental change were to occur or if a holder required us to purchase all or a portion of its notes on a purchase date, we may not have enough funds or be able to arrange for financing to pay all or a portion of the purchase price in cash in connection with a tender of Notes for purchase. Our ability to repurchase the Notes for cash may be limited by the terms of our amended credit agreement or our then existing borrowing arrangements or otherwise. See “Risk factors — Risks related to the Notes — We may not be able to purchase the Notes for cash upon a fundamental change or if holders require us to purchase all or a portion of their Notes on a purchase date.” If we fail to purchase the Notes when required, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on same specific dates.

Consolidation, merger and sale of assets

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person unless:

(1) if we are not the resulting, surviving or transferee person, the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such person expressly assumes by supplemental indenture all of our obligations under the Notes and the indenture; and

(2) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture.

Upon any such consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, the Company under the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the Notes of such holder as described above.

Events of default

Each of the following is an “event of default” under the indenture:

(1) default in the payment in respect of the principal of any Note at its maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(2) default in the payment of any interest (including additional interest, if any) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) default in the performance, or breach, of any covenant or agreement by us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above or (5) below), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to us by the trustee or to the trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4) the failure to comply with the obligation to convert the Notes into Common Stock upon exercise of a holder’s conversion right and such failure continues for fifteen days;

(5) our failure to timely issue a fundamental change notice in accordance with the terms of the indenture described above under “— Fundamental change permits holders to require us to purchase Notes” or a notice regarding your right to require us to purchase the Notes on October 15, 2014, October 15, 2019 and October 15, 2024 in accordance with the terms of the indenture described above under “— Purchase of Notes by us at the option of the holder;”

(6) certain events in bankruptcy, insolvency or reorganization relating to us or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act); and

(7) failure by us to comply with our obligations above under “— Consolidation, merger and sale of assets.”

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to us and the trustee, may, declare 100% of the principal of and accrued and unpaid interest, including any additional interest, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any additional interest, will be due and payable immediately. However, upon an event of default arising out of the bankruptcy provisions described in clause (6) above, the aggregate principal amount and accrued and unpaid interest, including any additional interest, will be due and payable immediately.

Notwithstanding the foregoing, if we so elect, the sole remedy of holders for an event of default relating to any obligation to file reports as described under “— Reports” below and for any failure to comply with the requirements of Section 314(a)(1) of the TIA will, for the first 180 days after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (3) above), consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 90 days an event of default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 90 days an event of default is continuing in such 180-day period. Additional interest will be payable in arrears on each interest payment date following the occurrence of such event of default in the same manner as regular interest on the Notes. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay additional interest upon an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph or the failure to comply with Section 314 (a)(1) of the TIA, we must notify all holders of record of Notes and the trustee and paying agent of such election on or before the close of business on the 5th business day after the date on which such event of default otherwise would occur. Upon our failure to timely give such notice or pay additional interest, the Notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (though the allocation of the value of the instrument to any embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, failure to repurchase any Notes when required or failure to deliver, upon conversion, shares of our Common Stock) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest, including any additional interest, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, or the right to receive delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the Notes unless:

(1) such holder has previously given the trustee written notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its rights and powers under the indenture to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest, including any additional interest, on any Note, or a default in the delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and amendment

Subject to certain exceptions, the indenture or the Notes may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

In addition to the provisions of the indenture described under “Description of Debt Securities and Guarantees — Modification and Waiver” in the accompanying prospectus, we and the trustee may, without the consent of the holders of the Notes, modify the indenture or enter into or modify any supplemental indenture to conform the provisions of the indenture or the Notes to the “Description of the Notes” section in this prospectus supplement.

In addition to the provisions of the indenture described under “Description of Debt Securities and Guarantees — Modification and Waiver” in the accompanying prospectus, the following provisions of the indenture or the Notes may not be modified without the consent of each holder of an outstanding Note affected thereby:

(1) the reduction of the principal amount of, or interest, including any additional interest, or the extension of the stated maturity or interest payment periods, of any Note;

(2) the making of any change that adversely affects the conversion rights of any Notes;

(3) the reduction of the redemption price, purchase price or fundamental change purchase price of any Note or the amendment or modification in any manner adverse to the holders of Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(4) the making of any Note payable in a currency other than that stated in the Note or change any Note’s place of payment;

(5) changing the ranking of the Notes; or

(6) impairing the right of any holder to receive payment of principal of and interest, including any additional interest, on such holder’s Notes on or after the due dates therefor.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to provide the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

The Notes will not be subject to the provisions described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees — Satisfaction and Discharge of the Indenture; Defeasance.” We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at the stated maturity, any redemption date, any purchase date, any fundamental change purchase date or upon conversion or otherwise, cash and/or shares of our Common Stock, if any (solely to satisfy outstanding conversions or repurchases, if applicable), sufficient to pay all of the outstanding Notes and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the indenture and the Notes. These calculations include, but are not limited to, determinations of the daily VWAP, the last reported sale prices of our Common Stock, accrued interest payable on the Notes and the applicable conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. Upon request from the trustee or the conversion agent, we will provide a schedule of our calculations to such party and each such party is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be furnished by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed furnished to the trustee as of the time such documents are filed via EDGAR.

Notices

Except as otherwise described herein, notice to registered holders of the Notes will be given to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee on our behalf.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

Each of the indenture and the Notes provide that it will be governed by, and construed in accordance with, the laws of the State of New York.

Book-entry, settlement and clearance

The global notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (which we refer to as the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of DTC participants designated by the underwriters; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the trustee or the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of DTC participant through which the investor owns its interest).

Payments of principal and interest (including any additional interest) and of amounts due upon conversion with respect to the Notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default in respect of the Notes has occurred and is continuing.

Certain U.S. federal income tax considerations

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the purchase, ownership and disposition of the Notes and the Common Stock acquired upon conversion of the Notes. This discussion is only applicable to holders who acquire such Notes in this offering at their original issue price and hold the Notes or the Common Stock as a capital asset (generally, property held for investment).

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all of which are subject to change (possibly with retroactive effect) or different interpretations. We have not obtained, nor do we intend to obtain, any ruling from the IRS or opinions of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with the statements and conclusions set forth below, or that if the IRS were to challenge such conclusions, such challenge would not be sustained by a court.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift or alternative minimum, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” holders that hold the Notes or the Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes or the Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding the Notes or the Common Stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE COMMON STOCK. PROSPECTIVE HOLDERS OF THE NOTES OR THE COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE COMMON STOCK.

Tax consequences to U.S. holders

The following section applies to you only if you are a “U.S. holder.” For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Notes or the Common Stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Interest

Payments of interest on the Notes (including (i) any accrued and unpaid interest deemed to have been paid upon conversion and (ii) the fair market value of any Common Stock paid as interest) will be taxable as ordinary income at the time such interest is accrued or received, in accordance with your method of accounting for U.S. federal income tax purposes.

Additional payments

If we fail to comply with certain reporting obligations, we may be required to make additional interest payments on the Notes in excess of stated interest and principal (see “Description of the Notes — Events of default”). The requirement to make such additional payments may implicate the provisions of Treasury regulations governing “contingent payment debt instruments.” However, a debt instrument is not considered a contingent payment debt instrument if, at the time of its issuance, there is only a “remote” likelihood that a contingency will occur. Although these rules are not entirely clear, we believe that the likelihood that we will be required to make such additional payments is remote, and we intend to take the position that the Notes are not contingent payment debt instruments at the time of their issuance.

However, there can be no assurance that the IRS will accept, or that a court would uphold, this position. If the IRS successfully challenged this position, and the Notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a rate higher than the stated interest rate on the Note (regardless of your method of accounting for U.S. federal income tax purposes) and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note. U.S. holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this summary assumes that the Notes will not be subject to the Treasury regulations governing contingent payment debt instruments.

Sale or retirement of the Notes

Except as set out below under “— Conversion of the Notes” and “— Redemption or repurchase of the Notes,” on your sale or retirement of your Notes:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Notes. Your tax basis in the Notes is your cost, subject to certain adjustments.

•	Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the Note for more than one year. For an individual, the maximum tax rate on long-term capital gains is currently 15% if the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

•	If you sell the Notes between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Notes but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Redemption or repurchase of the Notes

We may redeem all or part of the Notes for cash at any time after a certain date, as described above under “Description of the Notes — Optional redemption.” Your gain or loss upon redemption will be as described above under “— Sale or retirement of the Notes.”

You have the right to require us to repurchase all or a portion of your Notes on certain dates and under certain circumstances, as described above under “Description of the Notes — Purchase of Notes by us at the option of the holder” and “Description of the Notes — Fundamental change permits holders to require us to purchase Notes.” If you receive only cash, your gain or loss will be as described above under “— Sale or retirement of the Notes.” If you receive only Common Stock, or a combination of cash and Common Stock, the repurchase will be treated as a recapitalization. In a recapitalization, you would recognize gain, but not loss, equal to the lesser of (i) the amount of cash received, if any (other than in respect of accrued and unpaid interest) and (ii) the amount of gain realized, which will be equal to the excess, if any, of the amount of cash you receive, if any (other than in respect of accrued and unpaid interest) plus the fair market value of Common Stock you receive (other than that attributable to accrued and unpaid interest), over your adjusted tax basis in the Notes. Your aggregate tax basis in Common Stock received (other than Common Stock attributable to accrued interest) will be the same as your basis in the Notes at the time of repurchase, reduced by the amount of any cash received, if any (other than in respect of accrued and unpaid interest) and increased by the amount of gain, if any, recognized. Your tax basis in the Common Stock attributable to accrued interest will equal the fair market value of the stock received. Your holding period for the Common Stock received will include your holding period for the Notes repurchased, except that the holding period of any Common Stock attributable to accrued interest will commence on the day after the date of receipt.

Exchange in lieu of conversion

If you surrender the Notes for conversion, we direct the Notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the Notes and delivers Common Stock in exchange for the Notes, you will be taxed on the transfer as a sale or exchange of the Notes, as described above under “— Sale or retirement of the Notes.” In such case, your tax basis in any Common Stock received will equal the fair market value of the stock on the date of the exchange, and your holding period in the shares of Common Stock received will begin the day after the date of the exchange.

Conversion of the Notes

If you convert the Notes, you will not recognize taxable gain or loss upon conversion, except that the receipt of cash in lieu of a fractional share of Common Stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share) and, except that the fair market value of Common Stock attributable to accrued interest will be taxed as a payment of ordinary interest income (as described above under “— Interest”). Your aggregate tax basis in the Common Stock received upon conversion of the Notes (other than Common Stock attributable to accrued interest) will equal the aggregate tax basis of the Notes that were converted, less any portion allocable to cash received in lieu of a fractional share. Your tax basis in the Common Stock attributable to accrued interest will equal the fair market value of the stock received. Your tax basis in a fractional share will be determined by allocating your tax basis in the Common Stock between the Common Stock received upon conversion and the fractional share, in accordance with their respective fair market values. Your holding period for the Common Stock received will include your holding period for the Note converted, except that the holding period of any Common Stock attributable to accrued interest will commence on the day after the date of conversion.

As the result of a merger event, you may be able to convert the Notes and receive cash and reference property, as described above under “Description of the Notes — Conversion rights — Conversion rate adjustments.” The conversion may be treated as a taxable disposition, but alternative treatment is possible depending on the nature of the reference property. You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the receipt of reference property.

Possible effect of a consolidation, merger or sale of assets

In certain situations, we may consolidate with or merge with or into another entity or sell substantially all of our assets to another entity (as described above under “Description of the Notes — Consolidation, merger and sale of assets”). Depending on the circumstances, a change in the obligor of the Notes, as a result of the consolidation, merger or sale of assets, could result in a deemed taxable exchange to a U.S. holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. You should consult your own tax advisor with respect to the consequences to you of such a change to the Notes.

Constructive distributions

The conversion price of the Notes will be adjusted in certain circumstances. See the discussion under “Description of the Notes — Conversion rights — Conversion rate adjustments” and “Description of the Notes — Conversion rights — Adjustment to shares delivered upon conversion upon certain corporate transactions” above. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may, in certain circumstances, be treated as a deemed distribution to you, whether or not you ever exercise your conversion privilege. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the rules governing corporate distributions, as described below under “— Distributions on Common Stock.” In particular, any adjustment in the conversion rate to compensate U.S. holders of Notes for taxable distributions of cash on any of our outstanding Common Stock will be treated as a deemed distribution of stock to the U.S. holders, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits. Any deemed dividend would not be eligible for the dividends-received deduction or for preferential rates applicable to certain non-corporate U.S. holders in respect of certain dividends. In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of our Common Stock. You should carefully review the conversion rate adjustment provisions and consult your own tax advisor with respect to the tax consequences of any such adjustment.

Distributions on Common Stock

In general, distributions with respect to our Common Stock received upon the conversion of a Note will constitute dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of a U.S. holder’s basis in our Common Stock and thereafter as capital gain. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Dividends received by a non-corporate U.S. holder will generally qualify for a reduced rate of taxation (currently effective for tax years through 2010) if the holder meets certain holding period and other applicable requirements.

Sale or other disposition of Common Stock

You will recognize capital gain or loss on the sale or other disposition of our Common Stock received upon the conversion of a Note. This capital gain or loss will equal the difference between the amount realized and your tax basis in our Common Stock. Your basis in Common Stock received in a conversion will be determined as described above under “— Conversion of the Notes.” Capital gain of a non-corporate U.S. holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

Under the tax rules concerning information reporting to the IRS:

•	Assuming you hold your Notes or our Common Stock through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your Notes, unless an exemption applies.

•	Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•	If you are subject to these requirements but do not comply, the intermediary must backup withhold at a rate that is currently 28% of all amounts payable to you on the Notes (including principal payments), dividends on our Common Stock and the proceeds from a sale or other disposition of the Notes or our Common Stock. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax consequences to non-U.S. holders

This section applies to you if you are a “non-U.S. holder.” A “non-U.S. holder” is any holder that is not a U.S. holder.

Withholding taxes

Generally, payments of principal and interest on the Notes will not be subject to U.S. withholding taxes. For the exemption from withholding taxes to apply to you, however, you must meet one of the following requirements:

•	You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your Notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the Notes and that you are not a U.S. holder.

•	You hold your Notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income on the Notes is effectively connected with the conduct of your trade or business in the United States and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•	An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the Notes. However, if you hold your Notes through a qualified intermediary or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the Notes the qualified intermediary will not generally forward this information to the withholding agent.

•	You own 10% or more of our voting stock, you are a “controlled foreign corporation” related to us, or you are a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the United States, as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. This reporting does not apply to you, however, if one of the following conditions applies:

•	You hold your Notes directly through a qualified intermediary and the applicable procedures are complied with.

•	You file Form W-8ECI.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. holders of Notes, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale, retirement or other disposition of the Notes or shares of Common Stock

If you sell the Notes, or they are redeemed, or otherwise dispose of the Notes or the Common Stock, you will not be subject to U.S. federal income tax on any gain unless one of the following applies:

•	The gain is effectively connected with a trade or business that you conduct in the United States, in which case the rules for such gain would apply as described below under “— U.S. trade or business.”

•	You are an individual, you are present in the United States for at least 183 days during the taxable year in which you dispose of the Notes or the Common Stock, and certain other conditions are satisfied.

•	The gain represents accrued interest, in which case the rules for interest would apply as described above under “— Withholding taxes.”

•	We are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other disposition or the non-U.S. holder’s holding period. We believe that we have not been and are not currently a USRPHC, and we do not expect to become one in the future.

U.S. trade or business

If your interest on the Notes, dividends on the Common Stock or gain from disposing of the Notes or the Common Stock is effectively connected with a trade or business that you are conducting in the United States (and, if a treaty applies, is attributable to a permanent establishment within the United States):

•	You will generally be taxed in the same manner as a U.S. holder (as described above under “— Tax consequences to U.S. holders”), subject to an applicable income tax treaty providing otherwise.

•	If you are a corporation, you may be subject to the “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) on your earnings that are effectively connected with your U.S. trade or business, including earnings from the Notes or the Common Stock.

Dividends

Dividends (including deemed dividends on the Notes described above under “Tax consequences to U.S. holders — Constructive distributions”) paid to you on the Common Stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, if applicable, you will be required to provide an IRS Form W-8BEN certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding if you provide an IRS Form W-8ECI certifying that the dividends are effectively connected with your conduct of a trade or business within the United States; instead, you will be taxed as described under “— U.S. trade or business” above.

Information reporting and backup withholding

U.S. rules concerning information reporting and backup withholding are described above under “Tax consequences to U.S. holders — Information reporting and backup withholding.” These rules apply to non-U.S. holders as follows:

•	Principal and interest payments made in respect of Notes and proceeds of the sale or other taxable disposition of Notes or Common Stock you receive will be automatically exempt from the usual rules if you are a non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•	Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

Underwriting

We are offering the Notes described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. (“J.P. Morgan”), Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are acting as joint book-running managers of the offering and as representatives of the underwriters. We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of Notes listed next to its name in the following table:

Name	Principal Amount of Notes

J.P. Morgan Securities Inc.	$150,000,000
Morgan Stanley & Co. Incorporated	60,000,000
Goldman, Sachs & Co.	45,000,000
Citigroup Global Markets Inc.	15,000,000
Credit Suisse Securities (USA) LLC	15,000,000
UBS Securities LLC	15,000,000

Total	$300,000,000

The underwriters have agreed to purchase all the Notes sold pursuant to the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer the Notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 1.5% of the principal amount of the Notes. After the initial public offering of the Notes, the offering price and other selling terms may be changed by the underwriters. Sales of Notes made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to an additional $45,000,000 aggregate principal amount of the Notes from us to cover sales of the Notes by the underwriters which exceed the amount of Notes specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any amount of the Notes is purchased with this over-allotment option, the underwriters will purchase the Notes in approximately the same proportion as shown in the table above. If any additional amount of the Notes is purchased, the underwriters will offer the additional amount of the Notes on the same terms as those on which the Notes are being offered.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional Notes.

	Without Over-	With Full Over-
	allotment Exercise	allotment Exercise

Per Note	$25.00	$25.00
Total	$7,500,000	$8,625,000

The expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, are estimated to be approximately $300,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan, for a period of 60 days after the date of this prospectus supplement, other than (A) the Notes to be sold hereunder and the Common Stock issuable upon conversion thereof, (B) the Common Stock of UAL being offered in the Equity Offering; (C) the grant of stock options, awards of restricted stock and restricted stock units or the issuances of Common Stock and similar grants and awards to our officers, employees or directors pursuant to our existing employee plans, including, but not limited to any employee stock option plan, dividend reinvestment and stock purchase plan or 401(k) plan (and, including without limitation, issuances of Common Stock as matching awards under our 401(k) plans); (D) any shares of Common Stock issued upon the exercise of options or vesting of restricted stock units outstanding as of the date of the underwriting agreement or (E) the filing, and effectiveness, under the Securities Act of a registration statement on Form S-8 registering the offer, issuance and sale of securities under our existing stock option or long-term incentive plans.

Our directors and executive officers, and certain of our significant shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Notes are a new issue of securities for which there is no established public market. We do not intend to apply for a listing of the Notes on any national securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time without notice. Accordingly, an active public trading market for the Notes may not develop and the market price and liquidity of the Notes may be adversely affected. The Notes are not listed on any securities exchange.

The Common Stock issuable upon conversion of the Notes is listed on The NASDAQ Global Select Market under the symbol “UAUA.”

In connection with this offering, the underwriters may engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes. If the underwriters create a naked short position in the Notes in connection with the offering (i.e., if they sell a principal amount of Notes greater than the amount set forth on the cover page of this prospectus supplement)

the underwriters may reduce that short position by purchasing Notes in the open market. Purchase of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the Notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the Notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the Notes have not authorized and do not authorize the making of any offer of the Notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the Notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the Notes to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan, and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

Our securities may not and will not be publicly offered, distributed or redistributed on a professional basis in or from Switzerland only on the basis of a non-public offering, and neither this prospectus supplement nor any other solicitation for investments in our securities may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of articles 652a or 1156 of the Swiss Federal Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus supplement may not be copied, reproduced, distributed or passed on to others without the underwriters’ and agents’ prior written consent. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange and may not comply with the information standards required thereunder. We will not apply for a listing of our securities on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement may not comply with the information required under the relevant listing rules. The Notes have not been and will not be approved by any Swiss regulatory authority. The Notes have not been and will not be registered with or supervised by the Swiss Federal Banking Commission, and have not been and will not be authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of our securities.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, including serving as counterparties to certain fuel hedging arrangements. They have received, and in the future may receive, customary fees and commission for these transactions. Certain affiliates of J.P. Morgan. are a lender to UAL under its amended credit facility, UAL’s largest credit card processor and a party to UAL’s amended credit card processing agreement, and a party to UAL’s amended co-branded credit card marketing services agreement, respectively.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal matters

The validity of the Notes offered hereby and the shares of Common Stock issuable upon conversion of the Notes will be passed upon for UAL by Cravath, Swaine & Moore LLP, New York, New York, and certain legal matters will be passed upon for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York and Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from the UAL Corporation Current Report on Form 8-K dated May 1, 2009, and the effectiveness of UAL Corporation’s internal control over financial reporting incorporated by reference in this prospectus supplement from the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, a change in accounting for share based payments and retrospective adjustments related to changes in accounting for convertible debt and participating securities and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

UAL files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.united.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus supplement specific documents that UAL files with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that UAL files subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that UAL files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of all of the securities covered by this prospectus supplement and the accompanying prospectus has been completed. This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

UAL Corporation Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2008
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009
Quarter ended June 30, 2009
Current Reports on Form 8-K (other than the	Filed on May 4, 2009
portions not deemed to be filed)	Filed on June 26, 2009
Filed on July 2, 2009
Filed on July 28, 2009
Filed on September 17, 2009
Filed on September 25, 2009
Filed on September 30, 2009

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: UAL Corporation, 77 West Wacker Drive, Chicago, Illinois 60601, (312) 997-8000.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein, contain summaries of certain agreements that UAL has filed as exhibits to various SEC filings or will file in connection with this Notes offering and the Equity Offering. The descriptions of these agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS
UAL Corporation

Common Stock
Debt Securities
Depositary Shares
Guarantees of Debt Securities
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants

United Air Lines, Inc.

Debt Securities
Guarantees of Debt Securities

The securities covered by this prospectus may be sold by UAL Corporation (“UAL”) and United Air Lines, Inc. (“United”), a wholly-owned subsidiary of UAL, from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

UAL’s common stock is traded on The Nasdaq Global Select Market under the symbol “UAUA.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 27. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus Dated December 1, 2008.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

UAL is a holding company whose principal, wholly-owned subsidiary is United. In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to UAL and its subsidiaries, including United. The shares of common stock of UAL are publicly traded on The Nasdaq Global Market under the symbol “UAUA”. Our principal executive offices are located at 77 West Wacker Drive, Chicago, Illinois 60601, telephone (312) 997-8000.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, UAL and United may offer, issue and sell securities as set forth on the cover page of this prospectus. Because UAL is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” UAL may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, UAL is able to add its subsidiaries and securities to be issued by them if UAL guarantees such securities. United may guarantee any debt securities that UAL issues under this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

UAL CORPORATION AND UNITED AIR LINES, INC.

UAL Corporation is a holding company and its principal, wholly-owned subsidiary is United Air Lines, Inc. United’s operations consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad. United provides these services through full-sized jet aircraft (which we refer to as its “Mainline” operations), as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world. United offers nearly 3,000 flights a day to more than 200 destinations through its Mainline and United Express services, based on its flight schedule from October 2008 to October 2009. United offers nearly 1,300 average daily Mainline (including Tedsm) departures to more than 120 destinations in 27 countries and two U.S. territories. United provides regional service, connecting primarily via United’s domestic hubs, through marketing relationships with United Express carriers, which provide more than 1,700 average daily departures to more than 150 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in UAL’s and United’s Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects”, “will”, “plans”, “anticipates”, “indicates”, “believes”, “forecast”, “guidance”, “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements that identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

UAL’s and United’s actual results could differ materially from these forward-looking statements due to numerous factors, including, without limitation, the following: our ability to comply with the terms of our Amended Credit Facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to realize benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract, motivate and/or retain key employees; our ability to attract and retain customers; demand for transportation in the markets in which we operate; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); our ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those stated in the Securities and Exchange Commission reports incorporated in this prospectus by reference or as stated in the prospectus supplement or incorporated by reference therein under “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges and UAL’s consolidated ratio of earnings to fixed charges and preferred stock dividend requirements for the periods indicated:

	Successor				Predecessor
	Nine Months			Period from	Period from
	Ended			February 1 to	January 1 to
	September 30,			December 31,	January 31,
	2008		2007	2006	2006		2005		2004		2003

Ratio of earnings to fixed charges		(a)	1.76	1.03	363.65	(b)		(a)		(a)		(a)
Ratio of earnings to fixed charges and preferred stock dividend requirements		(a)	1.73	1.01	357.97	(b)		(a)		(a)		(a)

(a)	Earnings were inadequate to cover both fixed charges and fixed charges and preferred dividend requirements by $4.1 billion for the nine months ended September 30, 2008, $21.2 billion in 2005, $1.7 billion in 2004 and $2.8 billion in 2003.

(b)	Earnings used to compute the ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividend requirements for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.9 billion.

The following table sets forth United’s consolidated ratio of earnings to fixed charges and United’s consolidated ratio of earnings to fixed charges and preferred stock dividend requirements for the periods indicated:

	Successor				Predecessor
	Nine Months			Period from	Period from
	Ended			February 1 to	January 1 to
	September 30,			December 31,	January 31,
	2008		2007	2006	2006		2005		2004		2003

Ratio of earnings to fixed charges		(a)	1.76	1.05	354.45	(b)		(a)		(a)		(a)
Ratio of earnings to fixed charges and preferred stock dividend requirements		(a)	1.72	1.03		(c)		(c)		(c)		(c)

(a)	Earnings were inadequate to cover both fixed charges and fixed charges and preferred dividend requirements by $4.1 billion for the nine months ended September 30, 2008, and to cover fixed charges by $21.0 billion in 2005, $1.7 billion in 2004 and $2.8 billion in 2003.

(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.7 billion.

(c)	Preferred dividend requirements were nonexistent as push down accounting was not applied prior to the adoption of fresh-start reporting.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” and in conformity with accounting principles generally accepted in the U.S. “Successor” refers to United or UAL, as applicable, on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. “Predecessor” refers to United or UAL, as applicable, prior to February 1, 2006.

“Earnings” were calculated by adding to income from continuing operations the provision for taxes on income, amortization of capitalized interest, fixed charges (see below), and the distributed income of less than 50% owned entities, and have been decreased by the earnings of entities less than 50% owned. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt expense, and an amount representative of the interest factor in rentals.

DESCRIPTION OF UAL CAPITAL STOCK

The following description of UAL’s capital stock includes a summary of certain provisions of UAL’s restated certificate of incorporation and amended and restated bylaws. The following description of the terms of the preferred stock UAL may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of UAL’s restated certificate of incorporation and any applicable certificates of designations, which have been or will be filed with the SEC.

General

UAL is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share. UAL is also authorized to issue 250,000,000 shares of Preferred Stock, without par value (“Serial Preferred Stock”), one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share and one share of Class IAM Junior Preferred Stock, par value $0.01 per share.

Common Stock

Dividends

The holders of UAL common stock will be entitled to receive dividends, if and when declared payable from time to time by the UAL board of directors.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the common stock, including any shares of UAL’s Serial Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding common stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.

Voting Rights

Each outstanding share of common stock of UAL will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s common stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a plurality of the votes cast on the matter will be required to elect the directors to be elected by the applicable class of capital stock and the affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.

Other

UAL common stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the common stock. Shares of common stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the board of directors of UAL.

UAL common stock is subject to certain limitations on ownership and transfer. See “— Certain Limitations on Ownership and Transfer and Anti-Takeover Provisions in UAL’s Restated Certificate of Incorporation and Bylaws applicable to all UAL Capital Stock” below.

Serial Preferred Stock

Serial Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.

Pursuant to Delaware law and UAL’s restated certificate of incorporation, UAL’s board of directors by resolution, and without the approval of stockholders, may establish one or more series of Serial Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.

Our board of directors, in approving the issuance of a series of Serial Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

•	The number of shares constituting such series and the distinctive designation of the series;

•	The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•	Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•	The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•	Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL’s restated certificate of incorporation or any resolution adopted by the Board of Directors pursuant thereto.

The terms of each series of Serial Preferred Stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the Serial Preferred Stock.

Class Pilot MEC Junior Preferred Stock

UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive (the “MEC”) or a duly authorized agent acting on behalf of the MEC and may only be transferred in certain limited circumstances specified in UAL’s restated certificate of incorporation.

Dividends

The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.

Voting Rights

The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:

(a) So long as any persons represented by the Air Line Pilots Association, International (the “ALPA”) employed by the UAL or any of its affiliates or until UAL’s collective bargaining agreement with the ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director of UAL, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to elect one director to the board of directors of UAL at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of UAL (other than the election of directors), except as otherwise required by law.

(b) The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to effect any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.

Ranking

The Class Pilot MEC Junior Preferred Stock is deemed to rank senior to the Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Class IAM Junior Preferred Stock

UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting on behalf of the IAM and may only be transferred in certain limited circumstances specified in UAL’s restated certificate of incorporation.

Dividends

The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “— Liquidation” below.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.

Voting Rights

The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:

(a) So long as any persons represented by the IAM employed by the UAL or any of its affiliates or until UAL’s collective bargaining agreement with the IAM has been amended so that such agreement no longer provides that IAM has the right to appoint a director of UAL, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to elect one director to the board of directors of UAL at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of UAL (other than the election of directors), except as otherwise required by law.

(b) The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to effect any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.

Ranking

The Class IAM Junior Preferred Stock is deemed to rank senior to the Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Certain Limitations on Ownership and Transfer and Anti-Takeover Provisions in UAL’s Restated Certificate of Incorporation and Bylaws applicable to all UAL Capital Stock

Five-percent Ownership Limitation

UAL’s restated certificate of incorporation provides, subject to certain exceptions therein, that any attempted transfer of UAL’s securities prior to the earliest of (A) February 1, 2011, (B) the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to UAL, (C) the beginning of a taxable year of UAL in which no Tax Benefits (as defined in the restated certificate of incorporation) are available, and (D) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of UAL, would not be materially less than the net operating loss carry forward or net unrealized built-in loss of UAL (the “Restriction Release Date”), or any attempted transfer of UAL’s securities pursuant to an agreement entered into prior to the Restriction Release Date, will be prohibited and void ab initio so far as it purports to transfer ownership or rights in respect of such stock to the purported transferee (y) if the transferor is a five-percent shareholder or (z) to the extent that, as a result of such transfer either (1) any person or group of persons shall become a five-percent shareholder or (2) the percentage stock ownership interest in UAL of any five-percent shareholder shall be increased. The restated certificate of incorporation provides an exception to this limitation for securities held by the Pension Benefit Guaranty Corporation. The restated certificate of incorporation defines the term “five-percent shareholder” as a person or group of persons that is identified as a “5-percent shareholder” of UAL pursuant to Treasury Regulation § 1.382-2T(g).

Foreign Ownership Limitation

UAL’s restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of the outstanding equity securities.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for UAL’s board of directors to issue preferred stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

UAL’s bylaws provide that special meetings of the stockholders may be called only by the Chief Executive Officer, the Chairman or the board, and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

UAL’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations for union directors or nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum. UAL’s bylaws allow the Chairman or a director designated by the Chairman to preside at a meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.

Stockholder Action by Written Consent

Pursuant to Section 228 of the Delaware General Corporation Law, or the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless UAL’s restated certificate of incorporation provides otherwise. UAL’s restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of UAL or United. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. Any debt securities issued by United will be fully and unconditionally guaranteed by UAL. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement, or the trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of United or UAL and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•	may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

(1) the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2) the price or prices of the debt securities of the series;

(3) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);

(4) the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

(5) the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(7) the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;

(8) whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(9) if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

(10) the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(11) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(12) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

(13) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(14) if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

(15) any changes or additions to the provisions of the indenture dealing with defeasance;

(16) if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

(17) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18) any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

(19) if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

(20) any trustee, authenticating or paying agent, transfer agent or registrar;

(21) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

(22) the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

(23) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(24) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

(25) any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

(1) securities in bearer form;

(2) debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

(3) debt securities with respect to which principal or interest is payable in a foreign or composite currency;

(4) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

(5) variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds which the issuer pays to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to the issuer, and the holders of those debt securities or any related coupons will thereafter look only to the issuer for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see “Limitations on Issuance of Securities in Bearer Form” below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:

(1) any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

(2) the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

(3) any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see “Limitation on Issuance of Securities in Bearer Form” below).

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in the issuer’s sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if the issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to the issuer, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued will be issued:

(1) as securities in registered form in denominations, unless otherwise specified by the issuer, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

(2) as securities in bearer form in the denomination or denominations specified by the issuer if the debt securities are issuable as securities in bearer form; or

(3) as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities:

(1) default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3) failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

(4) failure to comply for 30 days after notice with any of the obligations in the covenants described in the prospectus supplement;

(5) failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

(6) certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under clauses (4) and (5) will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of its officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby,

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•	reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of any debt security;

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•	in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance”, release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•	to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•	to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “— General” above.

Mergers and Sales of Assets

The indenture provides that UAL may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than UAL) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) UAL or such successor person shall not immediately thereafter be in default under the indenture; and (c) UAL shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, UAL shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

The indenture also provides that, if UAL is not the issuer thereunder, the issuer may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than the issuer) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) the issuer or such successor person shall not immediately thereafter be in default under the indenture; and (c) the issuer shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, the issuer shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we shall have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or us on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.

Limitation of Liability

The deposit agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us or it to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

UAL may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

UAL may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	the number of such subscription rights issued to each stockholder,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

UAL may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements, the related financial statement schedule incorporated in this prospectus by reference from the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of UAL Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, changes in accounting for share based payments and the method of accounting for and the disclosures regarding pension and postretirement benefits, (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the United Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to the emergence from bankruptcy, changes in accounting for share based payments and the method of accounting for and the disclosures regarding pension and postretirement benefits), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

UAL and United file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.united.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that UAL and United file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that UAL and United file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that UAL and United file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

UAL Corporation Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008
Quarter ended June 30, 2008 Quarter ended September 30, 2008
Current Reports on Form 8-K or 8-K/A (other than the portions not deemed to be filed)	Filed on November 25, 2008
Filed on October 24, 2008
Filed on October 10, 2008
Filed on September 30, 2008
Filed on September 18, 2008
Filed on August 15, 2008
Filed on June 16, 2008
Filed on June 4, 2008
Filed on May 30, 2008
Filed on May 8, 2008
Filed on May 7, 2008
Filed on February 22, 2008
Filed on January 4, 2008
Proxy Statement on Schedule 14A	Filed on April 25, 2008
Registration Statement on Form 8-A for a description of UAL’s common stock, par value $0.01 per share	Filed on February 1, 2006, including any amendments or reports filed to update such description.

United Air Lines, Inc. Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008 Quarter ended June 30, 2008 Quarter ended September 30, 2008

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: UAL Corporation, 77 West Wacker Drive, Chicago, Illinois 60601, (312) 997-8000.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that UAL and United have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

UAL Corporation